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                                                                    EXHIBIT 99.1

                ACCRUE SOFTWARE REPORTS RECORD REVENUE AND PROFIT
      FISCAL Q2 2001 REVENUE GROWS 183% YEAR-OVER-YEAR; PRO FORMA EPS $0.06

FREMONT, CALIF., -- OCT. 17, 2000 -- Accrue(R) Software, Inc.(NASDAQ: ACRU), the leading provider of eBusiness analytic solutions for optimizing visitor response to Web-based campaign, content, commerce and affiliate initiatives today announced its tenth consecutive quarter of record revenues and its third quarter of profitability (on a pro forma basis).

For the second quarter of its fiscal year 2001, ended September 30, 2000, Accrue reported record revenues of $10.04 million, an increase of 183% over revenues of $3.55 million for the quarter ended September 30, 1999, and an increase over revenues of $9.75 million in the first quarter of fiscal year 2001 ended June 30, 2000. The Company reported record pro forma net income of $0.06 per share for the second fiscal quarter compared to a pro forma net loss of ($0.06) per share for the quarter ended September 30, 1999 and pro forma net income of $0.05 per share for the quarter ended June 30, 2000.
"In this quarter the market saw a dynamic transformation in the e-commerce arena with a significant shift in momentum towards the established clicks-and-mortar brands. Accrue made significant progress penetrating the key clicks-and-mortar players with the addition of Kmart, macys.com, Vivendi and Target as new customers that join our existing customers JC Penney, Wal-Mart, Lands' End and Staples, to name a few," said Richard Kreysar, president and CEO of Accrue Software. "We also saw excellent recurring revenue from our installed base of leading eBusinesses which includes many of the leading dot-com and e-media properties."

HIGHLIGHTS OF THE SECOND QUARTER IN FISCAL 2001:

         - Accrue Insight 5 and the Campaign, Content, Commerce, and Affiliate application modules began shipping in Q2. These applications are built on the Insight platform and provide eBusiness managers with customer acquisition, content effectiveness, shopping behavior and partnership analytics. These were complemented by bridges between the modules and leading eCRM applications. The new products include Accrue Insight Commerce for Oracle with Bridge to IBM WebSphere, Accrue Insight Campaign for Oracle with Bridge to DoubleClick, Accrue Insight Content Bridge for BroadVision and ATG and Accrue Insight Commerce for Open Market's Marketing Studio application.

         - Accrue announced Accrue Hit List 4.6, which includes full Windows 2000 support, a multi-platform Administration and Report client, and significantly increased capacity to handle the ever-increasing volume of visitor activity on rapidly growing, successful Web sites. By adding full support for Windows 2000, this release furthers Accrue's offering as the most flexible, Windows-compliant analytics package available today.

         - Accrue closed the Pilot Software acquisition in late September. This acquisition further enhances Accrue's leading position in the eBusiness analytics market through the addition of advanced reporting and Hybrid OLAP technology, talented business intelligence developers and a world-class global distribution channel. The next version of Accrue Insight, to be released in calendar Q4 2000, will incorporate Pilot's leading-edge technologies.

         - Accrue signed partnership agreements with BroadVision and Epicentric. These partnerships further solidify Accrue's applications as best-of-breed in the eBusiness analytics marketplace. BroadVision and Epicentric add to Accrue's existing partnerships with other leading solutions vendors including Art Technology Group, ABC Interactive, DoubleClick, IBM, Informix, JDA, MarketFirst, Open Market, Oracle, Unica, Vignette, and Xchange.



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         -        Accrue announced the addition of subscription-based pricing for Accrue Hit List. This pricing structure will make Accrue's products more accessible to the Fortune 1000 and new-economy companies. Then, as their needs expand in parallel with the growth of their business, they will be able to take advantage of the upgrade path to Accrue Insight, an enterprise-class product capable of handling over 75 million hits per day.

         - In addition to the new clicks-and-mortar customers, new customers in Accrue's other key markets including financial services, high technology and e-media include NTT Japan, State Street Bank, Zurich Financial Services, Canal NuMedia, iFrontier and Dresdner Bank AG bringing our total number of customers to over 1000.

         - Accrue's international operations continued to ramp up in the quarter. Accrue expanded its customer base in Japan through its partnership with Sumisho Electronics which added Tsutaya Online, NTT Japan, and Uchida Yoko to its customer list. Accrue also announced the opening of four new offices and territories in France, Germany, Benelux and Singapore and multilingual customer support centers in Europe. The EMEA Support Centers, located in the U.K. and Germany, will serve the company's rapidly-expanding Europe, Middle East and Africa customer base further extending the company's commitment to providing world-class customer support.

         - Accrue also ramped up worldwide distributors acquired through the Pilot acquisition. Pilot's 50 distributors in Europe, Latin America, Asia and Australia offer extensive expertise in delivering Business Intelligence solutions and are now also equipped to market and sell Accrue's complete eBusiness analytics applications which include Accrue Hit List, Accrue Insight and our analytics platforms which include Pilot, Decision Series, and InfoCharger.

"We believe our technology lead will widen later this year with the expected release of Accrue Insight 6.0," stated Kreysar. "This next generation platform incorporates all our technology acquisitions into a single solution, further solidifying our position as offering best-of-breed eBusiness analytics products. This combination of best-of-breed applications, a sophisticated, growing customer base numbering over 1000, and a profitable, scalable business model distinguishes Accrue in the eCRM analytics market."

ABOUT ACCRUE SOFTWARE

Accrue Software is the leading provider of eBusiness analytic solutions for optimizing visitor response to Web-based campaign, content, commerce, and affiliate initiatives. Accrue's complete line of analytic applications offers the ability to target the most profitable customers by understanding behavior and purchasing trends for different visitor segments: Converting Clicks to Customers(TM).

Accrue Software was founded in 1996 and has its headquarters in Fremont, Calif., regional sales offices throughout the US, and an international office in London, England. Accrue has strategic partnerships with Art Technology Group, ABC Interactive, BroadVision, DoubleClick, Epicentric, IBM, Informix, JDA, MarketFirst, Open Market, Oracle, Unica, Vignette, and Xchange. Accrue Software can be reached at 1-888-4ACCRUE or 510-580-4500 and at www.accrue.com.

                                      # # #

Accrue, Accrue Insight, Hit List, Decision Series and Pilot Software are trademarks of Accrue Software, Inc. All other trademarks are the sole property of their respective owners.

                                      # # #

Except for the historical information contained herein, the matters discussed in the news release, including projections of future revenues and earnings, are forward-looking statements that involve risks and uncertainties that could cause actual results, future revenues or earnings to differ materially from those in such forward-looking statements. These forward-looking statements are made only as of the date of this press release, and Accrue undertakes no obligation to update or revise the projections of revenue and earnings, or the other forward-looking

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statements, whether as a result of new information, future events or otherwise.
Accordingly, you should not place undue reliance on these projections of future revenue and earnings, and other forward-looking statements. Potential risks and uncertainties include, without limitation, the Company's limited operating history, history of losses, fluctuations in operating results, competition in the eBusiness analysis market, reliance on sales from a single product for its revenue, reliance on expanding sales operations and distribution channels and potential difficulties associated with the integration of the personnel, operations and products of Marketwave, NeoVista and Pilot with Accrue's personnel, operations and products. These and other risk factors are described in detail in the Company's Registration Statement on Form S-1, and in the Company's other filings with the Securities and Exchange Commission.

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CONTACT:
Accrue Software, Inc.
Deborah Haynes
510-580-4563
dhaynes@accrue.com


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